EXHIBIT 4b



                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT
AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, __________, 2001

No. W-                                                       Warrants to Purchas
                                              ____ Shares of Common Stock and/or
                                                        ____ Redeemable Warrants





                               WARRANT CERTIFICATE

                This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase initially, at any time from __________, 1997 [one year from the effective date of the Registration Statement] until 5:30 p.m. New York time on ___________, 2001 [five years from the effective date of the Registration Statement] ("Expiration Date"), up to __________ fully-paid and non-assessable shares of common stock, $.0001 par value ("Common Stock"), of MULTIMEDIA ACCESS CORPORATION, a Delaware corporation (the "Company"), and/or _____ Redeemable Warrants of the Company (one Redeemable Warrant entitling the owner to purchase one fully-paid and non-assessable share of Common Stock) at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $5.55 [120% of the initial public offering price] per share of Common Stock and $0.12 [120% of the initial public offering price] per Redeemable Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Representative's Warrant Agreement dated as of _______, 1996 between the Company and


NY1-161299.2
                                       A-1

NATIONAL SECURITIES CORPORATION (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

                No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.



NY1-161299.2
                                       A-2

                IN  WITNESS  WHEREOF,   the  Company  has  caused  this  Warrant
Certificate to be duly executed under its corporate seal.

Dated as of ___________, 1996

                                                MULTIMEDIA ACCESS CORPORATION



                                                By:
                                                    ----------------------------
                                                    Glenn A. Norem
                                                    Chief Executive Officer

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

                The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


|_|                                   shares of Common Stock;
    --------------------------


|_|
    --------------------------        Redeemable Warrants;

|_|                                   shares of Common Stock together with
    --------------------------        an equal number of Redeemable Warrants; or

|_|                                   shares of Common Stock together with
    --------------------------        Redeemable Warrants.


and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House funds to the order of Multimedia Access Corporation in the amount of $_______________________, all in accordance with the terms of Section 3.1 of the Representative's Warrant Agreement dated as of ______________________, 1996 between Multimedia Access Corporation and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of whose address is and that such Certificate be delivered to_____________________________________________________
___________________whose address is__________________________________________.


Dated:
                              Signature
                                        ----------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                              --------------------------------------------------
                              (Insert Social Security or Other Identifying
                              Number of Holder)





NY1-161299.2
                                       A-4

              [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

     The  undersigned   hereby   irrevocably   elects  to  exercise  the  right,
represented by this Warrant Certificate, to purchase:


|_|                         shares of Common Stock;
    ----------------------

|_|                         Redeemable Warrants;
    ----------------------

|_|                         shares of Common Stock together with an equal number
    ----------------------  of Redeemable Warrants; or

|_|                         shares of Common Stock together with
    ----------------------  Redeemable Warrants.
    ----------------------


and herewith tenders in payment for such securities ________ Warrants all in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of __________________, 1996 between Multimedia Access Corporation and National Securities Corporation. The undersigned requests that a certificate for such securities be registered in the name of whose address is __ ___________________________ and that such Certificate be delivered to __________
_____________________________whose address is _________________________________.


Dated:
                          Signature
                                    --------------------------------------------
                          (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                          ------------------------------------------------------
                          (Insert Social Security or Other Identifying
                          Number of Holder)




NY1-161299.2
                                       A-5

                              [FORM OF ASSIGNMENT]



             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED ___________________________hereby sells, assigns and transfers unto

________________________________________________________________________________


                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:                   Signature:
      ----------------              --------------------------------------------
                         (Signature  must conform in all  respects  to  name  of
                         holder as  specified on the face    of   the    Warrant
                         Certificate.)



                         -------------------------------------------------------
                         (Insert Social Security or Other Identifying
                         Number of Assignee)



NY1-161299.2
                                       A-6